Exhibit 24.1

POWER OF ATTORNEY

     WHEREAS, the undersigned officers and directors of GoAmerica, Inc. desire to authorize Daniel R. Luis and Donald G. Barnhart to act as their attorneys-in-fact and agents, for the purpose of executing and filing any and all amendments to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, including the 10-K/A to be filed on or about April 29, 2008 and any and all further amendments and supplements thereto,

     NOW, THEREFORE,

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Luis and Donald G. Barnhart, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, including the 10-K/A to be filed on or about April 29, 2008 and any and all further amendments and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 28th day of April, 2008.

Signatures	Title

/s/ Daniel R. Luis	Chief Executive Officer and Director (Principal Executive Officer)
Daniel R. Luis

/s/ Aaron Dobrinsky	Chairman of the Board
Aaron Dobrinsky

/s/ Edmond Routhier	President and Vice Chairman
Edmond Routhier

/s/ Behdad Eghbali	Director
Behdad Eghbali

/s/ Steven Chang	Director
Steven Chang

/s/ Bill McDonagh	Director
Bill McDonagh

/s/ Steve Eskenazi
Director
Steve Eskenazi

/s/ Christopher Gibbons	Director
Christopher Gibbons

/s/ Donald G. Barnhart	Senior Vice President (Principal Accounting Officer)
Donald G. Barnhart